Exhibit 23.3

Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486

PO Box 4078, Woodbridge, CT 06525	Email: kruancpa@gmail.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration on Form S-8 of our report dated February 7, 2014 relating to the financial statements of Evans Brewing Company, Inc. for the year ended December 31, 2013 appearing in the entity’s Annual report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Kenne Ruan, CPA, P.C.

March 4, 2016